Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                        LIFE SYSTEMS INTERNATIONAL, INC.

                           FIRST. The name of this corporation shall be:

                        LIFE SYSTEMS INTERNATIONAL, INC.

                           SECOND.   Its  registered  office  in  the  State  of
Delaware is to be located at 4305 Lancaster Pike, in the City of Wilmington County of New Castle 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

                           THIRD.  The purpose or  purposes  of the  corporation
shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                           FOURTH.  The total  number  of shares of stock  which
this corporation is authorized to issue is:

         Two Hundred Million (200,000,000) shares of the par value of $.001 each, amounting to Two Hundred Thousand Dollars ($200,000.00(.

                           FIFTH.   The  name  and   mailing   address   of  the
incorporator is as follows:

                                            JANE S. KRAYER
                                            Corporation Service Company
                                            4305 Lancaster Pike
                                            Wilmington, Delaware 19805

                           SIXTH. The Board of Directors shall have the power to
adopt, amend or repeal the by-laws.

         IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this certificate of incorporation this fifteenth day of May, A.D. 1986.


                                                    (Signature)
                                                    Jane S. Krayer, Incorporator

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                        LIFE SYSTEMS INTERNATIONAL, INC.


         Life Systems International, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the state of Delaware.

         DOES HEREBY CERTIFY:

         FIRST: That the board of directors of said corporation at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

         RESOLVED, that the Certificate of Incorporation of Gordon Corporation be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

                  "The name of the corporation is Mesquite Country, Inc."

         SECOND: That at a meeting of the stockholders duly held, stockholders holding a majority of the outstanding stock entitled to vote thereon voted in favor of the foregoing amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the state of Delaware.

         IN WITNESS WHEREOF, said Life Systems International, Inc. has caused this certificate to be signed by Marion Eversdyk, its president, and attested by
J. Michael Wood, its secretary, this 13th day of July, 1990.

Attest:                                     LIFE SYSTEMS  INTERNATIONAL, INC.



By: (Signature)                                      By:  (Signature)
    J. Michael Wood                                       Marion Eversdyk
    Secretary                                             President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


         MESQUITE COUNTRY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:
         FIRST: That at a meeting of the Board of Directors of MESQUITE COUNTRY, INC. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
                  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the 4. Article thereof so that, as amended said Article shall be and read as follows:

                  "4. The total authorized stock of the corporation is Five Million (5,000,0000) Common shares of the par value of One Tenth of One Cent ($.001) amounting in the aggregate to Five Thousand Dollars ($5,000.00)

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said MESQUITE COUNTRY, INC. has caused this certificate to be signed by Charles Wood, its President, and attested by Michael Wood, its Secretary, this 30th day of July, 1993.



                                            By: (Signature)
                                            Charles Wood, President



ATTEST:



By: (Signature)
    Michael Wood, Secretary

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                            OF MESQUITE COUNTRY, INC.
--------------------------------------------------------------------------------
a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Mesquite Country, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number "FIRST" so that, as amended, said Articles shall be and read as follows:
"The name of this corporation shall be Gimmeabid.com Inc."

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number "FOURTH" so that, as amended, said Articles shall be and read as follows: "The total number of shares of stock which this corporation is authorized to issue is Ten Million (10,000,000) shares common having a par value of $0.001 each."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the majority shareholder of said corporation executed a consent resolution in accordance with Section 228 of the General Corporation Law of the State of
Delaware:

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 228 of the General Corporate Law of the State of Delaware:

FOURTH: That the capital of said corporation shall not be reduced under or by reasons of said amendment.

IN WITNESS WHEREOF, said Mesquite Country, Inc. has caused this certificate to be signed by Charles L. Wood, an Authorized Officer, this 16th day of June, 1999,

                                    BY:     /Charles L. Wood
                                    ---------------------------
                                    TITLE OF OFFICER: President